Exhibit 3.0

BOARD RESOLUTION OF HYORC CORPORATION

Authorization to File Form 10 Registration Statement (Voluntary Filing)

WHEREAS, the Board of Directors of HyOrc Corporation (the "Company") has reviewed the benefits of becoming a fully SEC-reporting company under the Securities Exchange Act of 1934 (the "Exchange Act");

WHEREAS, the Company's securities counsel has advised that the Company is not presently required to register a class of its securities under Section 12(b) or Section 12(g) of the Exchange Act, as the Company does not meet the applicable thresholds for mandatory registration (more than 2,000 record holders, or more than 500 non-accredited holders, with assets exceeding $10 million);

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to voluntarily file a registration statement on Form 10 with the U.S. Securities and Exchange Commission (the "SEC") in order to become a fully reporting company and subject to the periodic reporting requirements of the Exchange Act;

WHEREAS, the Board further acknowledges that the filing of the Form 10 will not involve the registration of any new securities for sale and will not affect the Company's outstanding capital structure;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes and directs the officers of the Company to prepare and file with the SEC a registration statement on Form 10 on a voluntary basis, for the sole purpose of registering the Company as a reporting company under Section 12(g) of the Exchange Act;

FURTHER RESOLVED, that the officers of the Company are authorized and empowered, in consultation with legal counsel and filing agents, to execute and deliver all documents, agreements, and instruments, and to take such actions as they deem necessary or advisable to effectuate the filing of the Form 10 and the Company's voluntary registration under the Exchange Act;

FURTHER RESOLVED, that all actions heretofore taken by the officers of the Company in connection with the preparation of the Form 10 and related matters are hereby ratified, confirmed, and approved in all respects.

Dated: Monday, September 15, 2025

By Order of the Board of Directors

Signed by:
Reginald Fubara
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K. Reginald Fubara - Chief Executive Officer & Director

Signed by:
James Mcnaught-Davis
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James McNaught-Davis - Chairman

Signed by:
Shinichi Hirano
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Shinichi Hirano - Director

Signed by:
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Manoharan Sundaralingam - Director & CTO

DocuSigned by:
Richard Oblath
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Richard Oblath - Director

Signed by:
Andrea Magalini
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Andrea Magalini - Director